Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 12, 1999, on our audit of the consolidated financial statements of Vitech America, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years ended December 31, 1998 in the Post Effective Amendment No. 2 to form S-3 Registration Statement of Vitech America, Inc. and subsidiaries (File No. 333-40491).



/s/ Pannel Kerr Forster PC
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Pannel Kerr Forster PC
New York, New York
July 29, 1999